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                                                                   Exhibit 10(b)

                              SCOTT PAPER COMPANY
                         1994 LONG-TERM INCENTIVE PLAN

I. GENERAL

 A. PURPOSE

  The purpose of the 1994 Long-Term Incentive Plan (the "Plan") is to promote the interests of Scott Paper Company (the "Company") and its shareholders by attracting and retaining salaried employees and Directors capable of furthering the future success of the Company and by aligning their economic interests with those of the Company's shareholders.

 B. DEFINITIONS

  "Base Period" for a Performance Cycle means the period of twenty consecutive Business Days ending on the last Business Day before the commencement of the Performance Cycle.

  "Base Price" for a Performance Cycle means the average of the daily Fair Market Values of a Share during the Base Period for the Performance Cycle.

  "Beneficiary" means the person or persons to whom an Optionee's, Grantee's or Participant's rights pass upon death by will or by the applicable laws of descent and distribution.

  "Board of Directors" means the Board of Directors of the Company and "Director" means a member of the Board of Directors.

  "Business Day" means any day other than a Saturday, Sunday, legal holiday or a day on which the New York Stock Exchange, or any successor national securities exchange which constitutes the principal trading market for the Shares, is closed.

  "Cause" means (i) an act or acts of personal dishonesty of an employee intended to result in substantial personal enrichment at the expense of the Company or a Subsidiary, (ii) repeated violations of an employee's responsibilities which are demonstrably willful and deliberate, or (iii) an employee's conviction for a felony involving moral turpitude.

  "Change of Control" means the first to occur of the following events:

    (a) Any person within the meaning of Section 13(d) or 14(d) of the 1934 Act, other than the Company or any entity controlled by the Company (including an employee plan established primarily for the benefit of Company employees or employees of any entity controlled by the Company), acquires beneficial ownership of, or, acting alone or in concert with others, acquires voting power over voting shares of the Company that would entitle the holders thereof to cast at least 20% of the votes that all shareholders would be entitled to cast in an election of Directors; or

    (b) At any time within any period of two consecutive years, persons who
  (i) at the beginning of the period constitute the Board of Directors or
  (ii) become Directors after the beginning of the period and whose election or nomination for election by the shareholders of the Company was approved by a vote of at least two-thirds of the persons who were Directors at the beginning of the period, cease for any reason to constitute at least a majority of the Board of Directors; provided that any

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  person who ceases to be a Director by reason of death or disability shall be excluded from the numerator and the denominator in all calculations hereunder.

  "Code" means the Internal Revenue Code of 1986, as amended, and the regulations thereunder. References to any provision of the Code or regulations thereunder shall be deemed to include any amended or successor provision or regulation.

  "Committee" means the committee appointed by the Board of Directors to administer the Plan. The Committee shall consist of not less than three Directors, all of whom shall be members of the Management Development and Executive Compensation Committee of the Board of Directors and shall meet the requirements set forth in Section I.D.

  "Company Annual Rate of Shareholder Return," for each Business Day during a Performance Cycle, means the compound annual rate of return from investing in Shares during that Performance Cycle from price changes, dividends and other distributions, if any, provided to shareholders of the Company from the first day of that Performance Cycle through the same Business Day. The Company Annual Rate of Shareholder Return shall be calculated by (i) assuming that one Share is purchased on the first day of the Performance Cycle at a price equal to the Base Price for the Performance Cycle, (ii) assuming that additional Shares (or portions of Shares) are purchased with any dividends and other distributions on the initial Share and on Shares accumulated through the assumed reinvestment of dividends and other distributions, with such purchases being made on the ex-dividend date for each dividend or other distribution at a price equal to the Fair Market Value of a Share on that date, (iii) calculating the number of Shares that would be accumulated under clauses (i) and (ii) from the first day of such Performance Cycle through the Business Day of reference, adjusting, as necessary, for any events specified in Section I.F, (iv) multiplying the number calculated in clause (iii) by the Fair Market Value of a Share on the Business Day of reference, and (v) determining the compound annual rate of return represented by the difference between the aforesaid Base Price and the amount determined in clause (iv) for the period from the first day of the Performance Cycle through the Business Day of reference.

  "Employee Participant" means each Participant who is not a non-employee Director.

  "Fair Market Value" of a Share means the mean between the highest and the lowest sales prices thereof on the date of reference, as reported in The Wall Street Journal, New York Stock Exchange Transactions--Composite Transactions, or as reported in any successor quotation system adopted prospectively for this purpose by the Committee; provided that the determination of Fair Market Value for ISOs shall comply with regulations issued by the Secretary of the Treasury for the purposes of determining fair market value of securities subject to an ISO plan under Section 422 of the Code.

  "Grantee" means any person who is granted Restricted Shares under Section
III.

  "ISO" means an Option intended to be an incentive stock option, as defined in
Section 422 of the Code.

  "Key Employee" means an employee of the Company or a Subsidiary whose designated job title is at least "operating director" or whose points under the Hay Associates Job Evaluation System equal at least 1200, or, in the event those designations of titles or points are not used, an employee whose

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responsibilities are equivalent to those of employees who, on the effective date of the Plan, meet the above requirements.

  "1934 Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder. References to any provision of the 1934 Act or rules or regulations thereunder shall be deemed to include any amended or successor provision or rule or regulation.

  "Option" means an option to purchase Shares granted under Section II, subject to the terms and conditions set forth in the Plan.

  "Optionee" means any person who is granted an Option under Section II.

  "Payment Obligation" with respect to the exercise of a Performance Share Right is defined in Section IV.B.

  "Participant" means any person who is granted a Performance Share Right under
Section IV.

  "Performance Cycle" means a four-year period commencing on September 1, 1994, March 1, 1995, March 1, 1996, March 1, 1997 or March 1, 1998, and ending on the day before the fourth anniversary of that date.

  "Performance Goal" for a Performance Cycle means the performance goal described in Section IV.E.

  "Performance Share" means the right to receive one Share if the Performance Goal is attained for the Performance Cycle with respect to which the Performance Share is purchased, subject to the terms and conditions set forth in the Plan.

  "Performance Share Right" means the right to purchase the number of Performance Shares specified in Section IV.B for a Performance Cycle, subject to the terms and conditions set forth in the Plan.

  "Restricted Period" is defined in Section III.B.

  "Restricted Share" means a Share which is subject to applicable
Transferability Restrictions and Vesting Restrictions granted under Section III, subject to the terms and conditions set forth in the Plan.

  "SAR" means a stock appreciation right granted under Section II, subject to the terms and conditions set forth in the Plan.

  "Section 16 Insider" means a Director or an officer, as defined in Rule 16a-1(f) under the 1934 Act, of the Company.

  "Share" means a Common Share of the Company and any other securities as may be substituted for a Share or such other securities pursuant to the adjustment provisions of Section I.F.

  "S&P Base Price" for a Performance Cycle means the average of the daily closing values of the Standard & Poor's 500 Composite Index during the Base Period for the Performance Cycle.


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  "S&P Annual Rate of Shareholder Return," for each Business Day during a
Performance Cycle, means the compound annual rate of return from the S&P Base Price for that Performance Cycle from the first day of that Performance Cycle through the same Business Day, obtained by the Committee from Standard & Poor's Corporation on the basis of its compound total return calculation for the Standard & Poor's 500 Composite Index.

  "Subsidiary" means any corporation (other than the Company) now existing or hereafter organized or acquired in an unbroken chain of corporations beginning with the Company if each of the corporations (including the Company) other than the last corporation in the unbroken chain owns stock possessing 40% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain; provided that, for all purposes in connection with the grant or exercise of ISOs and SARs in tandem therewith, "50%" shall be substituted for "40%" in the above definition.

  "Transferability Restrictions" means the restrictions on transferability of Restricted Shares imposed by Section III.C.

  "Vesting Restrictions" means the restrictions on vesting of Restricted Shares imposed by Section III.D.

 C. EFFECTIVE DATE AND TERM OF THE PLAN

  The Plan shall become effective only if one or more of Sections II, III and IV are approved by the affirmative vote of the holders of a majority of the Shares present or represented and entitled to vote at the 1994 annual meeting of shareholders of the Company and, if so approved, shall be effective from the date of approval. If such approval is not obtained separately for any of
Section II, III or IV, the Section which is not approved shall not become a part of the Plan, and the provisions of Section I applicable thereto shall be deemed deleted or modified appropriately to reflect the deletion of that Section from the Plan.

  The term during which Options, SARs, Restricted Shares and Performance Share Rights may be granted under the Plan shall expire on April 25, 1999.

 D. ADMINISTRATION

  The Plan shall be administered by the Committee. Each member of the Committee shall at all times be a "disinterested person" within the meaning of Rule 16b-3 under the 1934 Act as then applicable to the Company. Subject to the terms and conditions set forth in the Plan, the Committee shall have sole discretion and authority (i) to grant Options under Section II, to determine the number of Shares for which each Option shall be granted and the option price or prices and other terms and conditions thereof, and to grant SARs in tandem with any Option either at the time of the Option grant or thereafter, (ii) to grant Restricted Shares under Section III, to determine the number of Restricted Shares to be granted, and to establish the restrictions and other terms and conditions to which any Restricted Shares shall be subject, and (iii) to grant Performance Share Rights under Section IV and to establish the terms and conditions applicable to them. The Committee shall have sole discretion and authority to construe and interpret the Plan, to make factual determinations and to establish and amend rules for the administration of the Plan. The Committee shall have no obligation to treat persons uniformly, except to the extent otherwise specifically provided in the Plan. All actions by the Committee may be taken in its sole discretion and

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shall be conclusive and binding on all parties. No member of the Committee shall participate in any action of the Committee on any claim or dispute involving that member.

 E. SHARES SUBJECT TO THE PLAN

  The Shares to be transferred or sold under the Plan shall be authorized Shares. Subject to adjustment as provided in Section I.F, (i) the total number of Shares which may be issued under the Plan shall not exceed (A) 2,850,000 pursuant to the grant of Options (with or without tandem SARs), or (B) 400,000 pursuant to the grant of Restricted Shares, (ii) the total number of Performance Shares (and thus Shares) which may be purchased upon exercise of Performance Share Rights shall not exceed 1,200,000, (iii) the number of Shares with respect to which Options (with or without tandem SARs) may be granted to any one person shall not exceed 500,000, (iv) the number of Restricted Shares which may be granted to any one person shall not exceed 50,000, and (v) the number of Performance Shares (and thus Shares) with respect to which Performance Share Rights may be granted to any one person shall not exceed 100,000 during the term of the Plan or 60,000 for any one Performance Cycle.

  If, during the term of the Plan, an Option expires or terminates prior to the exercise in full of the Option or of any tandem SARs or Restricted Shares are forfeited, the number of Shares previously subject to but not delivered under the Option, SARs or grant of Restricted Shares shall be available for grants, subject to the above limits on the issuance of Shares. If Performance Share Rights are not exercised or Performance Shares are forfeited during the term of the Plan, the number of Performance Shares covered by the unexercised Performance Share Rights or the number of Performance Shares forfeited shall be available for grants, subject to the above limits on the purchase of Performance Shares. If any Shares or Performance Shares which become available hereunder as a result of expirations, terminations or forfeitures could not again be available for grants to a Section 16 Insider under applicable share counting requirements of Rule 16b-3 under the 1934 Act, such Shares or Performance Shares shall be available exclusively for grants to persons other than Section 16 Insiders. An Option that terminates in whole or in part upon the exercise of tandem SARs shall be deemed to have been exercised at the time and to the extent of the exercise of the SARs, and the Shares subject to the Option, to the extent of the SAR exercise, shall not be available for further grants.

 F. ADJUSTMENTS

  The number and kind of Shares which may be issued and with respect to which grants may or must be made under each Section of the Plan, both in the aggregate and to any one person, the number of Shares subject to each outstanding grant of Options, SARs or Restricted Shares, the number of Performance Shares covered by each Performance Share Right and held by each Participant, option prices per Share, the Base Price with respect to a Performance Cycle and the calculation of the Company Annual Rate of Shareholder Return, shall be subject to appropriate adjustment by the Committee to prevent dilution or enlargement of the rights of Optionees, Grantees and Participants for any changes in the number or kind of outstanding Shares resulting from a merger, recapitalization, stock exchange, stock split, stock dividend, other extraordinary dividend or distribution, corporate division or other change in the Company's corporate or capital structure.

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 G. LIMITATIONS ON RIGHTS OF OPTIONEES, GRANTEES AND PARTICIPANTS

  Nothing in the Plan, or in any grant under the Plan, shall confer on any person any right to continue in the employ of the Company or any of its Subsidiaries, nor in any way interfere with the right of the Company or any of its Subsidiaries to terminate the person's employment at any time.

  No Optionee shall have any of the rights of a shareholder with respect to any Shares unless and until he or she has exercised his or her Option (or tandem
SARs) with respect to the Shares and has paid the full purchase price for them. Except for the Transferability Restrictions and Vesting Restrictions, a Grantee holding Restricted Shares shall have all the rights of a holder of the Shares, including the right to receive dividends paid on those Shares and the right to vote them at meetings of shareholders of the Company. No Participant holding Performance Shares shall be considered to be a holder of Shares for any purpose.

  No Option, SAR, Restricted Share, Performance Share Right or Performance Share granted or held under the Plan shall be assignable or otherwise transferable by the Optionee, Grantee or Participant, either voluntarily or involuntarily, except by will or the laws of descent and distribution.

  The obligation of the Company to deliver Shares upon the exercise of an Option or SAR, the termination of the Restricted Period for Restricted Shares or the earnout of Performance Shares shall be subject to all applicable laws, rules and regulations, and to any approvals by governmental agencies as may be deemed appropriate by the Committee, including, among others, those steps counsel for the Company shall deem necessary or appropriate to comply with requirements of relevant securities laws. This obligation shall also be subject to the condition that the Shares reserved for issuance under the Plan shall have been duly listed on any national securities exchange which then constitutes the principal trading market for the Shares.

 H. TAX WITHHOLDING

  Notwithstanding any other provision of the Plan, the number of Shares or the amount of cash to be delivered to each Section 16 Insider shall be net of the number of Shares or the amount of cash required to be withheld to meet all applicable tax withholding requirements. Except as set forth in Section IV.F, each other person receiving Shares or cash shall have the obligation to provide the Company amounts sufficient to satisfy applicable tax withholding requirements and shall have the right to meet this obligation by electing to receive Shares or cash net of withholding or by paying the withholding amount to the Company not later than the time required by applicable law.

 I. AMENDMENT AND DISCONTINUANCE

  The Board of Directors may amend, suspend or discontinue the Plan but, except as provided in Section I.F, may not, without the affirmative vote of the holders of a majority of the Shares present or represented and entitled to vote at a meeting of the holders of the Shares, make any amendment to the Plan (a) which operates (i) to increase the limits set forth in Section I.E, (ii) to extend the term of the Plan or the maximum option period provided under Section II.F, (iii) to decrease the minimum option price provided in Section II.E, (iv) to change the duration of any Performance Cycle, (v) to change the Performance Goal, (vi) to lower the Base Price used in determining whether the Performance Goal is attained, or (vii) to materially increase the benefits of Optionees, Grantees or Participants or modify the Plan's eligibility requirements in a manner which would require shareholder approval under Rule 16b-3

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under the 1934 Act ("Rule 16b-3"), or (b) which causes the Plan not to meet the requirements of Rule 16b-3 in any other respect. In no event may the Board of Directors amend any provision of the Plan that constitutes a "plan provision" referred to in Rule 16b-3(c)(2)(ii)(B) more frequently than once every six months (other than to comport with changes in the Code).

  In addition, subject to the limits in the preceding paragraph, the Committee may amend the Plan as it applies to employees of any non-United States Subsidiary or adopt a subplan for those employees, in either case to the extent deemed necessary or appropriate to comply with legal requirements or to minimize taxes or regulatory burdens imposed by any jurisdiction outside the United States.

 J. COMPLIANCE WITH RULE 16B-3

  The Company intends that the Plan comply in all respects with Rule 16b-3 in connection with any grant to or other transaction of a Section 16 Insider, and that any non-employee Director who receives an automatic grant of an Option or a Performance Share Right shall not in connection therewith lose his or her status as a "disinterested person" as defined in Rule 16b-3. Accordingly, if any provision of this Plan or of any agreement hereunder (a) does not comply with the requirements of Rule 16b-3 as then applicable or (b) would cause a non-employee Director not to be a "disinterested person," that provision shall be construed or deemed amended to the extent necessary to conform to those requirements or preserve such non-employee Director's status as a "disinterested person."

 K. CHANGE OF CONTROL

  In the event of a Change of Control, the Company shall pay all of the legal fees and expenses reasonably incurred by an Optionee, Grantee or Participant, or his or her estate or Beneficiary (or by any legal defense trust created by the Company) to enforce his or her rights under the Plan, as in effect immediately before the Change of Control. The Company shall pay those fees and expenses promptly after bills for them are submitted from time to time by attorneys representing the claimant. However, the Company shall not be obligated to pay those fees and expenses if it proves in a court of law that the claimant's claim is not well grounded in fact and warranted by existing law or a good faith argument for the extension, modification or reversal of existing law. In any such proceeding, the burden of proof shall be on the Company. Notwithstanding anything else contained in the Plan, the rights of Optionees, Grantees, Participants and their estates and Beneficiaries under this Section shall survive amendment of this Section, as well as termination of the Plan, after a Change of Control, regardless of whether those rights arise before or after the date of amendment or termination.

 L. GOVERNING LAW

  The Plan shall be applied and construed in accordance with and governed by the law of the Commonwealth of Pennsylvania and applicable Federal law.

II. OPTIONS AND SARS

 A. ELIGIBILITY

  Options, with or without tandem SARs, may be granted from time to time to salaried employees (including officers) of the Company or any consolidated United States Subsidiary, and Key Employees of any other Subsidiary, and Options without tandem SARs shall be granted automatically to non-employee

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Directors as provided in Section II.I. From time to time, the Committee shall designate from among eligible employees those who will be granted Options or SARs and the number of Shares to be covered by each grant.

 B. CHARACTER OF OPTIONS

  It is the intent of the Plan that Options shall be ISOs to the extent, and only to the extent, that they are so identified in writing in the option agreement relating to them. All Options not identified as ISOs at the time of grant are intended to be "nonqualified" or "nonstatutory" Options which are not ISOs.

 C. OPTION AGREEMENT

  Each Option granted under the Plan, with or without tandem SARs, shall be evidenced by an option agreement, which shall be executed by the Company by manual or facsimile signature and by the Optionee and which shall identify as an ISO any Option intended to be such. The agreement shall contain such terms and conditions, not inconsistent with the Plan, as shall be determined by the Committee.

 D. LIMITATION ON ISO GRANTS

  The aggregate Fair Market Value (determined on the date the ISO is granted) of the Shares with respect to which ISOs are exercisable for the first time by an Optionee during any calendar year shall not exceed $100,000; provided that, if any portion of an Option originally intended to be an ISO should fail to satisfy this requirement as a result of an acceleration of the exercisability of the Option pursuant to Section II.G, that portion shall be exercisable as a "nonqualified" or "nonstatutory" Option which is not an ISO.

 E. OPTION PRICE

  The price per Share to be paid by the Optionee on the date an Option is exercised shall be not less than the Fair Market Value of one Share on the date the Option is granted; provided that if the Option granted is an ISO and if the Optionee, on the date of the grant, owns (within the meaning of Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any parent or Subsidiary, the price per Share to be paid by the Optionee at the time an Option is exercised shall be not less than 110% of the Fair Market Value of one Share on the date the Option is granted.

 F. OPTION TERM

  The period during which each Option may be exercised shall be determined by the Committee, but may not exceed ten years from the date the Option is granted, subject to the second paragraph of Section II.G in the case of an Option other than an ISO; provided that, in the case of any ISO granted to any Optionee who, on the date of the grant, owns (within the meaning of Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any parent or Subsidiary, the maximum exercise period shall be five years.

 G. EXERCISE OF OPTIONS AND SARS

  The time or times during which Options and tandem SARs may be exercised and any conditions pertaining to exercise or the vesting in the Optionee of the right to exercise Options and tandem SARs

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shall be determined by the Committee at the time of grant; provided that, except as provided below, no Option or tandem SAR shall be exercisable until the Optionee shall have completed one year as a Director or an employee with the Company or its Subsidiaries after the date the Option was granted.

  An Option and tandem SARs shall be exercisable during the Optionee's lifetime only by the Optionee. Following the termination of an Optionee's service as a Director or active employment with the Company or any Subsidiary other than by death, the Optionee may exercise his or her Options or SARs, to the extent they were exercisable by the Optionee on the date of such termination (unless the Committee accelerates exercisability other than for a non-employee Director), within (i) the period of (A) three months thereafter if such termination is for Cause or at the Optionee's election (other than at retirement), (B) five years thereafter if such termination is due to the Optionee's retirement, or (C) three years thereafter if such termination is for any other reason, or (ii) such longer period as the Committee determines in connection with such termination, other than for a non-employee Director. If an Optionee dies, Options and tandem SARs exercisable by the Optionee at the time of his or her death (unless the Committee accelerates exercisibility other than for a non-employee Director) may be exercised within one year thereafter by the Optionee's estate or Beneficiary. However, in no event may any Option or SAR be exercised by anyone after the later of (i) the final date upon which the Optionee could have exercised it had the Optionee's service as a Director or active employment continued to that date, or (ii), except in the case of an ISO, one year after the Optionee's death.

  An Option may be exercised only by a notice in writing complying in all respects with the applicable option agreement. The notice may instruct the Company to deliver Shares due upon the exercise of the Option to any registered broker or dealer approved by the Company (an "approved broker") in lieu of delivery to the Optionee and in that case shall designate the account into which the Shares are to be deposited. The Optionee may tender such notice, properly executed by the Optionee, together with the aforementioned delivery instructions, through an approved broker. The purchase price of the Shares for which an Option is exercised shall be paid in cash or by check, except that for Optionees other than non-employee Directors the Committee may allow such payment to be by surrender of unrestricted Shares (valued at their Fair Market Value on the date of exercise) or by a combination of cash, check and unrestricted Shares.

 H. STOCK APPRECIATION RIGHTS

  The Committee may grant SARs only in tandem with an Option, either when the Option is granted or at any time thereafter while the Option remains outstanding, to any person who at that time is eligible to be granted an Option. The number of SARs granted to a person which shall be exercisable during any given period shall not exceed the number of Shares which he or she may purchase upon the exercise of the tandem Option during such period of time. Upon the exercise of an Option, the tandem SARs relating to the Shares covered by the exercise shall terminate. Upon the exercise of SARs, the tandem Option to the extent of an equal number of Shares shall terminate.

  Upon an Optionee's exercise of some or all of his or her SARs, the Optionee shall receive in settlement of the SARs an amount equal to the value of the stock appreciation for the number of SARs exercised, payable in cash, Shares or a combination thereof. The stock appreciation for an SAR is the difference between (i) the Fair Market Value of the underlying Share on the date of the exercise of the SAR and (ii) the option price specified for the tandem Option or, if higher, the Fair Market Value of a Share as of the date of grant of the SAR, but only where the SAR is granted after the tandem Option and

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use of the original option price for the tandem Option would result in the disallowance of the Company's expense deduction pursuant to Section 162(m) of the Code. At the time of exercise of SARS, the Optionee shall have the right to elect the portion of the amount to be received that shall consist of cash and the portion that shall consist of Shares which, for purposes of calculating the number of Shares to be received, shall be valued at their Fair Market Value on the date of exercise. The Committee may disapprove an Optionee's election to receive cash in full or partial settlement of the SARs exercised, and to require that Shares be delivered in lieu of cash. If Shares are to be received, cash shall be delivered in lieu of any fractional Share.

  SARs are exercisable only during the period when the tandem Option is also exercisable. However, in no event shall SARs be exercisable during the first six months after being granted, except that SARs shall be exercisable at the time of death or total and permanent disability of the Optionee if the tandem Option is then exercisable. No SARs may be exercised for cash, in whole or in part, except during the period beginning on the third Business Day following the date of release of the Company's quarterly and annual summary statements of sales and earnings and ending on the twelfth Business Day following the date of that release.

 I. AUTOMATIC GRANTS TO NON-EMPLOYEE DIRECTORS

  Notwithstanding any other provision of the Plan, each non-employee Director shall automatically be granted, on April 24 (or the preceding Business Day, if such date is not a Business Day) of each year after 1994 during the term of the Plan, a nonqualified Option, without tandem SARs, to purchase 1,000 Shares. Each such Option shall have a term of ten years, subject to the second paragraph of Section II.G. Each such Option shall become exercisable to the extent of one-half thereof on each of the two immediately succeeding anniversaries of the date of grant, but only to the extent the Optionee is a Director on that anniversary. The option price for such an Option shall equal the Fair Market Value of one Share on the date the Option is granted.

III. RESTRICTED SHARES

 A. ELIGIBILITY

  Restricted Shares may be granted from time to time to salaried employees of the Company or any consolidated United States Subsidiary, and to Key Employees of any other Subsidiary.

 B. GRANT OF RESTRICTED SHARES

  The Committee may grant Restricted Shares to eligible persons at any time. The Committee shall determine the number of Restricted Shares to be included in the grant and the period or periods during which the Transferability Restrictions applicable to the Restricted Shares will be in force (the "Restricted Period"); provided that the Restricted Period shall not be less than six months. The Restricted Period may be the same for all Restricted Shares granted at a particular time or to any one Grantee or may be different with respect to different Grantees or with respect to various of the Restricted Shares granted to the same Grantee, all as determined by the Committee at the time of grant.

  Each grant of Restricted Shares under the Plan shall be evidenced by an agreement which shall be executed by the Company and the Grantee. The agreement shall contain such terms and conditions, not inconsistent with the Plan, as shall be determined by the Committee.

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 C. TRANSFERABILITY RESTRICTIONS

  During the Restricted Period, Restricted Shares may not be sold, assigned, transferred or otherwise disposed of, or mortgaged, pledged or otherwise encumbered. Furthermore, a Grantee's right, if any, to receive Shares upon termination of the Restricted Period may not be assigned or transferred except by will or by the laws of descent and distribution.

 D. VESTING RESTRICTIONS

  With respect to each grant of Restricted Shares, the Committee shall determine the Vesting Restrictions which will apply to the Restricted Shares for all or part of the Restricted Period. By way of illustration but not by way of limitation, the Committee may provide (i) that the Grantee will not be entitled to receive any Shares unless he or she is still employed by the Company or its Subsidiaries at the end of the Restricted Period, or (ii) that the Grantee will become vested in Restricted Shares (A) according to a schedule determined by the Committee, (B) at the end of or during the Restricted Period based upon the achievement (in such manner as the Committee may determine) of performance goals determined by the Committee, or (C) in any combination of the foregoing or under other terms and conditions determined by the Committee, and
(iii) how any Vesting Restrictions will be applied, modified or accelerated in the case of the Grantee's death, total and permanent disability or retirement.

  The performance goals, if any, set by the Committee for any Grantee may be
(i) individual performance goals applicable to the Grantee, (ii) performance goals for the Company or the division, business unit, staff organization or Subsidiary by which the Grantee is employed, (iii) performance goals set for the Grantee under any other plan providing for incentive compensation for the Grantee, or (iv) any combination of such goals. Performance goals set at the time of the grant of any Restricted Shares may be revised at any time prior to the beginning of the last year of the Restricted Period, but only to take into account significant changes in circumstances as determined by the Committee. If the Committee deems the Vesting Restrictions inappropriate for any Grantee, it may approve the award and delivery to the Grantee of all or any portion of the Restricted Shares then held in escrow pursuant to Section III.E.

 E. MANNER OF HOLDING AND DELIVERING RESTRICTED SHARES

  Each certificate issued for Restricted Shares shall be registered in the name of the Grantee and deposited with the Company or its designee in an escrow account, accompanied by a stock power executed in blank by the Grantee covering the Restricted Shares. These certificates shall remain in escrow until the end of the applicable Restricted Period or, if the Committee has provided for earlier termination of the Transferability Restrictions following a Grantee's death, total and permanent disability, retirement or earlier vesting of the Shares, such earlier termination of the Transferability Restrictions. At whichever time is applicable, certificates representing the number of Shares to which the Grantee is then entitled shall be released from escrow and delivered to the Grantee free and clear of the Transferability Restrictions; provided that in the case of a Grantee who is not entitled to receive the full number of Shares evidenced by the certificates then being released from escrow because of the application of the Vesting Restrictions, those certificates shall be returned to the Company and cancelled and a new certificate representing the Shares, if any, to which the Grantee is entitled pursuant to the Vesting Restrictions shall be issued and delivered to the Grantee, free and clear of the Transferability Restrictions.


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 F. TRANSFER IN THE EVENT OF DEATH, DISABILITY OR RETIREMENT

  Notwithstanding a Grantee's death, total and permanent disability or retirement, the certificates for his or her Restricted Shares shall remain in escrow and the Transferability Restrictions shall continue to apply to those Restricted Shares unless the Committee determines otherwise. Upon the termination of the Transferability Restrictions, either upon the Committee's determination or at the end of the Restricted Period, as the case may be, the portion of the Grantee's Restricted Shares to which he or she is entitled, determined pursuant to his or her applicable Vesting Restrictions, shall be awarded and delivered to the Grantee or to the Grantee's estate or Beneficiary, as the case may be. However, the Committee may award and deliver all or any greater portion of the Restricted Shares to the Grantee or to such person or persons.

IV. PERFORMANCE SHARES

 A. ELIGIBILITY AND PARTICIPATION

  Each person who is a non-employee Director or a Key Employee on the first day of any Performance Cycle shall be eligible to become a Participant with respect to Performance Shares for that Performance Cycle by electing, in the manner prescribed by the Committee, to become a Participant no later than fifteen days after the first day of the Performance Cycle. Once a person becomes a Participant, he or she shall automatically be a Participant for each subsequent Performance Cycle on the first day of which he or she meets the above criteria. Notwithstanding the foregoing, each non-employee Director and each corporate officer of the Company shall automatically be a Participant for each Performance Cycle on the first day of which he or she serves as such.

 B. PERFORMANCE SHARE RIGHTS

  Each Performance Share Right granted shall consist of the right to purchase the number of Performance Shares specified below, upon undertaking the obligation to pay the Company, in the manner specified in Section IV.D, the amount specified below (the "Payment Obligation"). For each Participant who is a non-employee Director on the first day of a Performance Cycle, the Payment Obligation shall equal 20% of the then applicable annual retainer for service on the Board of Directors. For each Participant who is a corporate officer on the first day of a Performance Cycle, the Payment Obligation shall equal 5% of his or her then applicable annual rate of base salary. For each other Employee Participant, the Payment Obligation shall equal 2.5% of his or her then applicable annual rate of base salary. The number of Performance Shares to be purchased shall equal the number of whole Shares which could be purchased (without payment of commission) with an amount equal to seven times the Payment Obligation at a price equal to the Base Price for the Performance Cycle. The number of whole Shares which could be purchased based on a Payment Obligation payable in a currency other than the U.S. Dollar shall be the U.S. Dollar equivalent of such Payment Obligation, calculated based on the closing exchange rate between such currency and the U.S. Dollar for the last Business Day preceding the Performance Cycle.

 C. GRANT AND EXERCISE OF PERFORMANCE SHARE RIGHTS

  Each non-employee Director shall automatically be granted, and shall be required to exercise, one Performance Share Right with respect to each Performance Cycle for which he or she is a Participant. Each Employee Participant shall be granted six Performance Share Rights for each Performance Cycle

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for which he or she is a Participant; provided that, during the term of the
Plan, (i) no Employee Participant who first becomes a Participant for the first or second Performance Cycle shall be entitled to exercise more than a total of ten Performance Share Rights, (ii) no Employee Participant who first becomes a Participant for the third or fourth Performance Cycle shall be entitled to exercise more than a total of eight Performance Share Rights, and (iii) no Employee Participant who first becomes a Participant for the fifth Performance Cycle shall be entitled to exercise more than a total of six Performance Share Rights.

  Each Employee Participant shall be required to exercise one Performance Share Right for the first Performance Cycle for which he or she is a Participant and a total of six Performance Share Rights (four if the Participant first becomes eligible to be a Participant for the fourth Performance Cycle and two if the Participant first becomes eligible to be a Participant for the fifth Performance Cycle) during the term of the Plan; provided that this requirement shall cease with respect to all Performance Cycles commencing after the termination of the Employee Participant's eligibility to participate or a Change of Control.

  Each Participant shall be deemed to have exercised the number of Performance Share Rights which he or she is required to exercise, without further action by the Participant, on the fifteenth day after the first day of the applicable Performance Cycle. In order to exercise any additional Performance Share Rights, an Employee Participant shall do so, in the manner prescribed by the Committee, no later than fifteen days after the first day of the applicable Performance Cycle.

  Each Performance Share Right granted under the Plan shall be evidenced by an agreement, which shall be executed by the Company by manual or facsimile signature and by the Participant. The agreement shall contain such terms and conditions, not inconsistent with the Plan, as shall be determined by the Committee.

  If the grant or exercise of Performance Share Rights for any Performance Cycle would cause any aggregate limit set forth in Section I.E for Performance Shares to be exceeded, the number of Performance Shares purchasable upon exercise of each Performance Share Right shall be reduced proportionately to the extent necessary to comply with that limit. If the grant or exercise of Performance Share Rights for any Performance Cycle to or by any Participant would cause any individual limit set forth in Section I.E for Performance Shares to be exceeded, the number of Performance Shares purchasable upon exercise of his or her Performance Share Rights shall be reduced proportionately to the extent necessary to comply with that limit. In each case, the corresponding Payment Obligation shall be reduced in the same proportion as the number of Performance Shares.

 D. PAYMENT FOR PERFORMANCE SHARES

  Each Participant shall pay the Payment Obligation in respect of each Performance Share Right exercised through approximately equal payroll deductions from each periodic payment of salary (or, in the case of a non-employee Director, deductions from each installment of his or her annual retainer) during the one-year period (the six-month period, in the case of the Performance Cycle beginning September 1, 1994) starting promptly after the applicable deadline for exercise of Performance Share Rights. The Payment Obligation shall be paid in the same currency in which the Participant's salary is paid, and no adjustments shall be made to the amounts paid by Participants in a currency other than the U.S. Dollar as a result of currency fluctuations.


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  The Committee may allow any Participant or Participants to satisfy their
Payment Obligations, in whole or in part, by deeming amounts previously deferred or being deferred from salary, bonuses or compensation under other Company or Subsidiary benefit plans which are not tax qualified to be invested in the purchase of Performance Shares; provided that (i) such elections are consistent with the terms of such plans and (ii) the deemed investment occurs at substantially the same times and in the same amounts as if made through payroll deductions.

  If a Participant who is satisfying his or her Payment Obligation through payroll deduction ceases receiving salary (or, in the case of a non-employee Director, an annual retainer) from the Company while any part of a Payment Obligation remains outstanding and has not been relieved of the remainder of such Payment Obligation under Section IV.G, the Participant shall be required to make payments to the Company at substantially the same times and in the same amounts as if they were made through payroll deductions and may be charged interest for late payments at a rate determined by the Committee.

  In order to minimize taxes or regulatory burdens imposed by jurisdictions outside the United States, the Committee may at any time require or allow employees of any non-United States Subsidiary, to make payments directly rather than through payroll deductions, or from specified sources or categories of income, and in such installments as the Committee shall determine, so long as the amount paid is substantially identical to the amount that would have been paid in the absence of such taxes or regulatory burdens.

 E. PERFORMANCE GOAL

  The Performance Goal for a Performance Cycle shall be attained if the Committee certifies in writing that, on each of any fifteen Business Days during any period of twenty consecutive Business Days between the third anniversary of the first day of the Performance Cycle and the end of the Performance Cycle, the Company Annual Rate of Shareholder Return from the first day of the Performance Cycle exceeded the S&P Annual Rate of Shareholder Return from the same date by at least one percentage point.

 F. EARNOUT OR FORFEITURE OF PERFORMANCE SHARES

  If the Performance Goal is attained for a Performance Cycle, each Participant who has purchased Performance Shares for such Performance Cycle shall receive the number of whole Shares equal to the number of Performance Shares purchased, less the number of whole Shares required to be withheld to meet all applicable tax withholding requirements. The distribution of Shares in accordance with the preceding sentence shall be made with reasonable promptness after the Committee has certified that the Performance Goal has been attained.

  If the Performance Goal is not attained for a Performance Cycle, the Performance Shares purchased for such Performance Cycle shall be forfeited on the last day thereof and shall not give rise to a distribution of Shares, nor shall there be any return of the purchase price paid for them by any Participant.

  In order to minimize taxes or regulatory burdens imposed by jurisdictions outside the United States, the Committee may elect at any time (i) to pay all employees of any non-United States Subsidiary in cash, based on the value of Shares on the date Shares would otherwise be distributed to those employees, or
(ii) to allow those employees to elect to receive Shares, cash or a combination thereof.

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  The Committee may reduce the number of Shares and the amount of cash to be distributed for a Performance Cycle to all employees of any non-United States Subsidiary whose Payment Obligation was paid in a currency other than the U.S. Dollar to the extent necessary to protect the Company from depreciation of that currency; provided that (i) the proportion of the reduction shall be uniform among all those employees, and (ii) the value of the Shares and cash distributed shall be at least 120% of the amount that would have otherwise been distributed, multiplied by a fraction, the numerator of which is the U.S. Dollar value of one unit of that currency, based on the closing exchange rate between that currency and the U.S. Dollar for the fifth Business Day preceding the distribution, and the denominator of which is the U.S. Dollar value of one unit of that currency determined in Section IV.B.

 G. INTERVENING EVENTS

  If a Participant's service as a Director is terminated for any reason, or if an Employee Participant's active employment with the Company or any Subsidiary is terminated (i) due to death, total and permanent disability, retirement, or total or partial disposition or shutdown of his or her division, business unit, staff organization or Subsidiary or (ii) after a Change of Control, the Participant (or the Participant's estate or Beneficiary) will continue to own all Performance Shares previously purchased; provided that, if the Participant has not completed paying his or her Payment Obligation in respect of any Performance Shares purchased, the number of Performance Shares shall be reduced in proportion to the unpaid portion of the Payment Obligation, and the Performance Shares for which no payment is made shall be forfeited and the Participant or his or her estate or Beneficiary shall not be liable for the unpaid portion of the Payment Obligation, unless the Participant (or the Participant's estate or Beneficiary) elects within sixty days after the Participant's termination to continue paying the entire remainder of the Payment Obligation in accordance with Section IV.D.

  If an Employee Participant's active employment is terminated for Cause or at his or her election (other than at retirement), he or she shall forfeit all Performance Shares purchased (other than those for which the Performance Goal was attained prior to such termination) and all amounts paid on any Payment Obligation, but shall not be liable for the unpaid portion of any Payment Obligation.

  If an Employee Participant's active employment is terminated for any reason not described above, he or she shall forfeit all Performance Shares purchased (other than those for which the Performance Goal was attained prior to such termination), but shall be entitled to the return of all amounts paid on his or her Payment Obligations with respect to those Performance Shares, with interest at a rate determined by the Committee, and shall not be liable for the unpaid portion of any Payment Obligation.

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